Naden/Lean, LLC
A PROFESSIONAL SERVICES COMPANY OF
CERTIFIED PUBLIC ACCOUNTANTS AND BUSINESS CONSULTANTS


November 22, 1999

We consent to the use of our report for Transforming Cosmetics dated February 5, 1999 and for HealthandBeautyDirect.com, Inc. dated August 27, 1999 and to the reference to our firm under the caption "Experts"
 in the Registration Statement   (Form  SB-2)  and related
Prospectus of HealthandBeautyDirect.com, Inc.




S/Naden/Lean, LLC
Certified Public Accountants















Timonium One,  1966 Greenspring Drive, Suite 405 Timonium MD  21093
(410) 453-5500    National (800) 772-1065
 Washington, D.C., (301) 982-1082  Fax (410) 453-5522
Email  nlcpas@nlgroup.com